United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.

The registrant’s wholly-owned subsidiary, Dover International Speedway, Inc. (“Speedway”), has entered into five year Sanction Agreements with NASCAR Event Management, Inc. (“NEM”) pursuant to which Speedway will organize and promote certain national series events for the 2016 to 2020 racing seasons. Dates for the 2016 season are below (subsequent years’ dates to be determined):

Event	Date
NASCAR Sprint Cup Series	May 15, 2016
NASCAR XFINITY Series	May 14, 2016
NASCAR Camping World Truck Series	May 13, 2016
NASCAR Sprint Cup Series	October 2, 2016
NASCAR XFINITY Series	October 1, 2016

Pursuant to the typical NEM sanction agreement, NEM grants its sanction to a promoter, such as Speedway, to organize, promote and hold a particular competition. The promoter sells tickets to the competition, sells or arranges for the sale of merchandise and concessions, and sells advertising, sponsorships and hospitality services. NEM conducts the competition, arranges for the drivers, and has sole control over the competition, including the right to require alterations to the promoter’s facility and the right to approve or disapprove any advertising or sponsorship of the promoter. NEM also has exclusive rights to exploit live broadcast and certain broadcast and intellectual property rights related to the competition, and exclusive rights to sponsorship and promotional rights relative to the series to which a particular competition belongs. The promoter must pay the sanction fee and purse monies and receives a share of the live broadcast revenue contracted for by NEM. The promoter is responsible for the condition of the facility, for compliance with laws, for control of the public, for fire and medical equipment and personnel, for security, for insurance and for providing facilities and services required by NEM officials and the live broadcast personnel.

The economic terms of these sanction agreements between NEM and Speedway are as follows: Total purse and sanction fees to be paid by Speedway for the events are approximately: 2016 – $16.6 million, 2017 – $17.3 million, 2018 – $18.0 million, 2019 – $18.7 million and 2020 – $19.5 million. Estimated live broadcast revenue to be recognized by Speedway for the events is approximately: 2016 – $30.7 million, 2017 – $31.8 million, 2018 – $32.9 million, 2019 – $34.3 million and 2020 – $35.6 million. Live broadcast revenue figures are based on the assumption that all events on the 2016 NASCAR national series schedule take place and that all promoters will be entitled to their respective percentage allocations as set by NEM.

The sanction agreements for our Spring and Fall NASCAR Sprint Cup Series competitions are attached as exhibits to this Form 8-K as they represent agreements upon which our business is substantially dependent.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Sanction Agreement between Dover International Speedway, Inc. and NASCAR Event Management, Inc. for Spring 2016 to 2020 National Association for Stock Car Auto Racing, Inc. Sprint Cup Series events (delivered February 23, 2016).

10.2	Sanction Agreement between Dover International Speedway, Inc. and NASCAR Event Management, Inc. for Fall 2016 to 2020 National Association for Stock Car Auto Racing, Inc. Sprint Cup Series events (delivered February 23, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn President and Chief Executive Officer

Dated: February 26, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sanction Agreement between Dover International Speedway, Inc. and NASCAR Event Management, Inc. for Spring 2016 to 2020 National Association for Stock Car Auto Racing, Inc. Sprint Cup Series events (delivered February 23, 2016).

10.2	Sanction Agreement between Dover International Speedway, Inc. and NASCAR Event Management, Inc. for Fall 2016 to 2020 National Association for Stock Car Auto Racing, Inc. Sprint Cup Series events (delivered February 23, 2016).